     As filed with the Securities and Exchange Commission on March 22, 2004
                                                  Registration No. 333-
===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                          ----------------------------

                                 THE KNOT, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                               13-3895178
    (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

             462 Broadway, Floor 6
               New York, New York                         10013
    (Address of Principal Executive Offices)           (Zip Code)
                          -----------------------------

      1999 Stock Incentive Plan (Amended and Restated as of March 27, 2001)
                          Employee Stock Purchase Plan
                            (Full Title of the Plans)

                          -----------------------------
                                   David Liu
                      President and Chief Executive Officer
                                 The Knot, Inc.
                              462 Broadway, Floor 6
                            New York, New York 10013
                     (Name and Address of Agent for Service)

                                 (212) 219-8555
          (Telephone Number, Including Area Code, of Agent For Service)
                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum    Proposed Maximum          Amount
 Title Of Each Class Of Securities    Amount To Be     Offering Price         Aggregate               Of
          To Be Registered           Registered(1)      Per Share(2)      Offering Price(2)    Registration Fee
------------------------------------------------------------------------------------------------------------------
1999 Stock Incentive Plan:             1,096,887           $4.10             $4,497,237            $569.80
Common Stock, par value $0.01 per
   share
------------------------------------------------------------------------------------------------------------------
Employee Stock Purchase Plan:           198,340            $4.10              $ 813,194            $103.03
Common Stock, par value $0.01 per
   share
------------------------------------------------------------------------------------------------------------------
                                                                 Aggregate Registration Fee:       $672.83
------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of the Registrant's common stock which become issuable under the 1999 Stock Incentive Plan or the Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2) Estimated solely for purposes of the registration fee for this offering in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant's common stock on the OTC Bulletin Board as of March 17, 2004.

================================================================================

                     STATEMENT UNDER GENERAL INSTRUCTION E.
                      REGISTRATION OF ADDITIONAL SECURITIES



         This Registration Statement is filed pursuant to General Instruction E. to Form S-8 and is for the registration of 1,096,887 and 198,340 additional shares of common stock, par value $0.01 per share ("Common Stock"), of The Knot, Inc., a Delaware corporation (the "Company" or "Registrant"), under the Company's 1999 Stock Incentive Plan (Amended and Restated as of March 27, 2001) and the Company's Employee Stock Purchase Plan, respectively. On February 4, 2000, the Company filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-8 (registration no. 333-96179) relating to the shares of Common Stock issuable under the 1999 Stock Incentive Plan and the Employee Stock Purchase Plan. On December 3, 2001, the Company filed with the SEC a registration statement on Form S-8 (registration no. 333-74398) relating to the shares of Common Stock issuable under the 1999 Stock Incentive Plan (Amended and Restated as of March 27, 2001). This Registration Statement relates to securities of the same class as those for which the prior registration statements are effective, and the contents of such prior registration statements are incorporated by reference herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents are incorporated by reference herein:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003; and

(b) the description of the Common Stock in the Company's Registration Statement on Form 8-A (registration number 000-28271) pursuant to
         Section 12(g) of the Securities Exchange Act of 1934, as amended.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit No.            Description
-----------            ------------
5.1                    Opinion of Proskauer Rose LLP

23.1                   Consent of Ernst & Young LLP, independent auditors

23.2                   Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit Number 5.1 to this
                       Registration Statement)

24.1                   Power of Attorney (contained on the signature page to this Registration Statement)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 22nd day of March, 2004.


                                      THE KNOT, INC.


                                      By:  /s/ DAVID LIU
                                          -------------------------------------
                                          Name:  David Liu
                                          Title: President, Chief Executive
                                                 Officer and Chairman of the
                                                 Board of Directors


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints David Liu and Richard E. Szefc, and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in such person's name, place and stead, in the capacities indicated below, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on March 22, 2004 by the following persons in the capacities indicated.


                 Signature                                   Title
                 ---------                                   -----
/s/ DAVID LIU                                                President, Chief Executive Officer and Chairman of the
--------------------------------------------                 Board of Directors (Principal Executive Officer)
David Liu

/s/ RICHARD E. SZEFC                                         Chief Financial Officer, Treasurer and Secretary
--------------------------------------------                 (Principal Financial and Accounting Officer)
Richard E. Szefc

/s/ SANDRA STILES                                            Chief Operating Officer, Assistant Secretary and
--------------------------------------------                 Director
Sandra Stiles

/s/ JOSEPH C. BREHOB                                         Director
--------------------------------------------
Joseph C. Brehob

/s/ RANDY S. RONNING                                         Director
--------------------------------------------
Randy S. Ronning

/s/ ANN L. WINBLAD                                           Director
--------------------------------------------
Ann L. Winblad

                                  EXHIBIT INDEX


Exhibit No.            Description
----------             -----------
5.1                    Opinion of Proskauer Rose LLP

23.1                   Consent of Ernst & Young LLP, independent auditors

23.2                   Consent of Proskauer Rose LLP (contained in the opinion filed as Exhibit Number 5.1 to this
                       Registration Statement)

24.1                   Power of Attorney (contained on the signature page to this Registration Statement)